EXHIBIT 4.5

DISCOVER BANK
Master Servicer, Servicer and Seller
and
U.S. BANK NATIONAL ASSOCIATION
Trustee
on behalf of the Certificateholders
SERIES SUPPLEMENT
Dated as of [                    ], 2007
to
AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT
Dated as of November 3, 2004, as amended

DISCOVER CARD MASTER TRUST I
SERIES 2007-CC

i

EXHIBITS
EXHIBIT A: Form of Series 2007-CC Investor Certificate
EXHIBIT B: Form of Certificateholders’ Monthly Statement

ii

DISCOVER CARD MASTER TRUST I
SERIES 2007-CC INVESTOR CERTIFICATE
          This Series of Master Trust Certificates is established pursuant to Section 6.06 of that certain Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended, by and between DISCOVER BANK, a Delaware banking corporation (“Discover Bank”), as Master Servicer, Servicer and Seller and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”), as Trustee (the “Pooling and Servicing Agreement”). The Pooling and Servicing Agreement and this series supplement, by and among the Master Servicer, the Servicer, the Seller and the Trustee (the “Series Supplement”) together establish the series of Master Trust Certificates to be known as the DISCOVER CARD MASTER TRUST I, SERIES 2007-CC COLLATERAL CERTIFICATE (“Series 2007-CC”). Series 2007-CC is an Interchange Series that is a member of Group One of the Discover Card Master Trust I and is eligible for reallocations to and from other Series in Group One. (For purposes of any Series Supplement for any other Series that requires that Interchange Series be so designated in their Series Term Sheet, this introductory paragraph shall constitute the Series Terms Sheet for this Series. For purposes of any Series Supplement for any other Series that allocates payments sequentially by Class, the entire Series Investor Interest of this Series shall constitute Class A.)
          In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Investor Certificateholder:
     SECTION 1. Definitions.
          (a) Capitalized terms not otherwise defined in this Series Supplement shall have the meanings ascribed to them in the Pooling and Servicing Agreement. Capitalized terms that refer to a Series refer to Series 2007-CC unless the context otherwise requires. For purposes of determining any amount or making any calculation hereunder, such amount or calculation, (i) if specified to be as of the first day of any Due Period, shall (a) include any increase in the Series Investor Interest occurring during such Due Period as if such increase had occurred on the first day of such Due Period and (b) give effect to any payments, deposits or other allocations made on the Distribution Date related to the prior Due Period; and (ii) if specified to be as of the close of business on the last day of any Due Period, shall give effect to any reduction to the Series Investor Interest as a result of payments, deposits or allocations made on the related Distribution Date.
          (b) The following terms have the definitions set forth below with respect to Series 2007-CC, unless the context otherwise clearly requires:
     “Accumulation Period” with respect to any Note, shall have the meaning set forth in the applicable Indenture Supplement.
     “Additional Collateral Certificate” shall have the meaning set forth in the Indenture.
     “Calculation Agent” shall have the meaning set forth in the Indenture.
     “Charge-offs” shall have the meaning set forth in the Indenture.
     “Class A Cumulative Investor Charged-Off Amount” on any Distribution Date, shall have the meaning set forth in step (21) (Allocation from the DCMT Group One Finance Charge

Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries, as adjusted pursuant to Sections 9(b)(7) and 9(b)(10) and, as applicable, with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.
     “Class A Principal Distribution Amount Shortfall” shall have the meaning set forth in step (64) (Allocation from the DCMT Group One Principal Collections Reallocation Account for Principal Shortfalls other than Prefunding Shortfalls) of Section 3.01 of the Indenture Supplement for the DiscoverSeries, as adjusted pursuant to Section 9(b)(15) and, as applicable, with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.
     “Class A Required Amount Shortfall” on any Distribution Date, shall have the meaning set forth in step (9) (Allocation from the DCMT Group One Finance Charge Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries, as adjusted pursuant to Section 9(b)(6) and 9(b)(9) and, as applicable, with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.
     “Class Invested Amount” shall mean the Series Invested Amount.
     “Clean-Up Call Amount” shall have the meaning set forth in Section 12(a).
     “Controlled Liquidation Period” shall mean any period in which the Targeted Principal Deposit minus the Targeted Prefunding Deposit for any series, class or Tranche of Notes is greater than zero.
     “Discover Bank” shall have the meaning set forth in the recitals hereto.
     “Discount Note” shall have the meaning set forth in the applicable Indenture Supplement.
     “Distribution Date” shall mean the 15th day of each calendar month (or, if such day is not a Business Day, the next succeeding Business Day) commencing in [___], 2007. When used with respect to a Due Period, the Distribution Date means the first Distribution Date following the end of such Due Period.
     “Early Redemption Event” shall have the meaning set forth in the Indenture.
     “Event of Default” shall have the meaning set forth in the Indenture.
     “Excess Spread Amount” shall have the meaning set forth in the applicable Indenture Supplement.
     “Finance Charge Allocation Amount” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.
     “Finance Charge Amounts” shall have the meaning set forth in the Indenture.

     “Group Excess Spread” shall mean, for any Distribution Date, the sum of the Series Excess Spreads for each Series (including the Series established hereby) that is a member of the same Group as the Series established hereby, in each case for such Distribution Date.
     “Group Finance Charge Collections Reallocation Account” shall have the meaning specified in Section 8.
     “Group Interchange Reallocation Account” shall have the meaning specified in Section 8.
     “Group Principal Collections Reallocation Account” shall have the meaning specified in Section 8.
     “Indenture” shall mean that certain Indenture, dated as of [                     ___], 2007, by and between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.
     “Indenture Supplement” shall mean, with respect to the DiscoverSeries Notes, that certain Indenture Supplement, dated as of [                     ___], 2007, by and between Discover Card Execution Note Trust, as Issuer, and U.S. Bank National Association, as Indenture Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time or, as applicable, with respect to any other series of Notes issued by Discover Card Execution Note Trust, the applicable indenture supplement entered into pursuant to the Indenture relating to such series, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.
     “Indenture Trustee” shall have the meaning set forth in the Indenture.
     “Initial Dollar Principal Amount” with respect to any class or Tranche of Notes, shall have the meaning set forth in the applicable Indenture Supplement.
     “Interchange Series” shall mean this Series and each series issued by the Trust that indicates in its Series Supplement that it is an Interchange Series.
     “Interchange Subgroup Allocable Group Excess Spread” shall mean, if the Group Excess Spread is greater than or equal to zero, the product of the Group Excess Spread and the Interchange Subgroup Excess Allocation Percentage; and if the Group Excess Spread is less than zero, the product of the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage.
     “Interchange Subgroup Excess Allocation Percentage” shall mean a ratio, the numerator of which is the sum of the Series Investor Interest for each Interchange Series that is a member of the same Group as the Series established hereby (including the Series established hereby); and the denominator of which is the sum of the Series Investor Interests for each Series that is a member of the same Group as the Series established hereby (including each Interchange Series and the Series established hereby).

     “Interchange Subgroup Excess Spread” shall mean, for any Distribution Date, the sum of (x) all amounts available to be deposited into the Group Interchange Reallocation Account for all Interchange Series and (y) the Interchange Subgroup Allocable Group Excess Spread.
     “Interchange Subgroup Shortfall Allocation Percentage” shall mean a ratio, the numerator of which is the sum of the Series Excess Spread for each Interchange Series that is a member of the same Group as the Series established hereby (including, if applicable, the Series established hereby) for which the Series Excess Spread is less than zero; and the denominator of which is the sum of the Series Excess Spread for each Series that is a member of the same Group as the Series established hereby (including, if applicable, each Interchange Series and the Series established hereby) for which the Series Excess Spread is less than zero.
     “Investor Accounts” shall mean, in addition to Investor Accounts established pursuant to the Pooling and Servicing Agreement, the Series Collections Account, the Series Distribution Account, the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account.
     “Investor Certificateholder” shall mean, at any time, the holder or holders of the Series 2007-CC Collateral Certificate.
     “Investor Servicing Fee” shall mean, with respect to any Distribution Date, an amount equal to the product of the Investor Servicing Fee Percentage and the Series Investor Interest on the first day of the Due Period related to such Distribution Date (or in the case of the first Distribution Date for the Series established hereby, the Series Investor Interest on the Series Closing Date).
     “Investor Servicing Fee Percentage” shall mean 2.0% per annum calculated on the basis of a 360-day year of twelve 30-day months.
     “Investor Servicing Fee Shortfall” shall have the meaning specified in Section 9(b)(3).
     “Monthly Interest Accrual Period” shall have the meaning set forth in the applicable Indenture Supplement.
     “Nominal Liquidation Amount” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.
     “Note Issuance Trust” shall mean the Discover Card Execution Note Trust, formed pursuant to the Trust Agreement, dated as of [                     ___], 2007, by and between Discover Bank, as Beneficiary, and Wilmington Trust Company, as Owner Trustee, as such agreement may be amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.
     “Note Issuance Trust’s Annual Report Date” shall have the meaning specified in Section 4(b).
     “Notes” shall mean any notes issued by the Note Issuance Trust under the Indenture and any applicable Indenture Supplement.

     “Outstanding Dollar Principal Amount” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.
     “Paying Agent” shall mean the Corporate Trust Office of the Trustee.
     “Pooling and Servicing Agreement” shall have the meaning set forth in the recitals hereto.
     “Prefunding Negative Spread” shall have the meaning set forth in the applicable Indenture Supplement.
     “Principal Allocation Amount” with respect to any series, class or Tranche of Notes, shall have the meaning set forth in the Indenture.
     “Principal Distribution Amount Shortfall” when used for purposes of any Series Supplement for any other Series in the Group to which the Series established hereby belongs, shall mean the Class A Principal Distribution Amount Shortfall.
     “Required Daily Deposit” shall have the meaning set forth in the Indenture.
     “Revolving Period” shall mean each Due Period, prior to the Series Termination Date, for which the Targeted Principal Deposit for the related Distribution Date for all series, classes or Tranches of Notes, as applicable, is zero.
     “Series 2007-CC” shall have the meaning set forth in the recitals hereto.
     “Series 2007-CC Collateral Certificate” shall mean the Investor Certificate created under this Series Supplement and issued to the Investor Certificateholder.
     “Series 2007-CC Collateral Certificate Percentage” shall have the meaning set forth in the Indenture.
     “Series Charge-Off Allocation Percentage” shall mean, with respect to any Distribution Date or any Trust Distribution Date, as applicable, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust and (ii) the Aggregate Investor Interest, in each case on the first day of the related Due Period.
     “Series Closing Date” shall mean [                     ___], 2007.
     “Series Collections Account” shall have the meaning specified in Section 8.
     “Series Distribution Account” shall have the meaning specified in Section 8.
     “Series Excess Spread” shall, with respect to the Series established hereby, for any Distribution Date (x) so long as the only collateral certificate owned by the Note Issuance Trust is the Series 2007-CC Collateral Certificate, mean the sum of the Excess Spread Amounts for the DiscoverSeries and each additional series of Notes issued under the Indenture; provided, however, that solely for purposes of determining the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage for this Series and any other Series in the Group to which this Series belongs, Series Excess Spread shall be the amount determined as set forth above minus for so long as any Series that is not an Interchange Series is outstanding and the Series Excess Spread is positive, the lesser of Series Interchange or the amount determined as the Series Excess Spread without giving effect to this proviso; provided, that Series Excess Spread, for purposes of determining the Group Excess Spread and the Interchange Subgroup Shortfall Allocation Percentage, shall not be reduced below zero as a result of this proviso, if any, for such Distribution Date or (y) during any period when Additional Collateral Certificates are owned by the Note Issuance Trust, have the meaning set forth in the documents relating to such addition (provided that such documents are accepted and agreed to by the parties hereto); and with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.
     “Series Finance Charge Amounts” shall, with respect to any series of Notes, have the meaning set forth in the applicable Indenture Supplement.
     “Series Finance Charge Collections” shall mean with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Series Finance Charge Collections Allocation Percentage for the related Distribution Date and (y) the amount of Finance Charge Collections for such day or for the related Due Period, as applicable; provided, however, that Series Finance Charge Collections shall be increased by the lesser of (i) the amount of Series Prefunding Negative Spread, if any, for each series, class or Tranche of Notes, as applicable (without duplication) and (ii) an amount equal to the product of the total amount of Finance Charge Collections otherwise allocable to Discover Bank on behalf of the Holder of the Seller Certificate for the related Due Period and a fraction the numerator of which is the Series Invested Amount and the denominator of which is the Aggregate Invested Amount.
     “Series Finance Charge Collections Allocation Percentage” shall mean, with respect to any Distribution Date or any Trust Distribution Date, as applicable,
     (a) so long as an Early Redemption Event or an Event of Default is not then continuing with respect to any series, class or Tranche of Notes or an Amortization Event is not then continuing with respect to this Series 2007-CC, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;
     (b) if an Early Redemption Event or an Event of Default for any series, class or Tranche of Notes issued by the Note Issuance Trust has occurred and is then continuing, the percentage equivalent of a fraction the numerator of which shall be the sum of the Finance Charge Allocation Amounts for each series, class or Tranche of Notes (without duplication) multiplied by the Series 2007-CC Collateral Certificate Percentage; and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable; or

     (c) if an Amortization Event has occurred and is then continuing with respect to this Series 2007-CC, the percentage equivalent of a fraction, the numerator of which shall be the amount of the Series Investor Interest on the last day of the Due Period immediately preceding such Amortization Event, and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Finance Charge Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;
provided, however, in the event that clause (b) and clause (c) of this definition are both applicable (i.e., if an Early Redemption Event or an Event of Default for any series, class or Tranche of Notes issued by the Note Issuance Trust has occurred and is then continuing and an Amortization Event has occurred and is continuing), then the “Series Finance Charge Collections Allocation Percentage” shall be the higher of the amount determined in accordance with clause (b) and the amount determined in accordance with clause (c).
     “Series Interchange” shall mean, with respect to any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Series Interchange Allocation Percentage for the related Distribution Date and (y) Interchange for the related Due Period.
     “Series Interchange Allocation Percentage” shall mean, with respect to any Distribution Date or Trust Distribution Date, as applicable, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust and (ii) the Aggregate Investor Interest, in each case on the first day of the related Due Period.
     “Series Invested Amount” shall mean the product of (x) the sum of the Outstanding Dollar Principal Amounts for all Notes and (y) the Series 2007-CC Collateral Certificate Percentage.
     “Series Investor Charged-Off Amount” shall mean, with respect to this Series for any Distribution Date, an amount equal to the product of (a) the Charged-Off Amount for such Distribution Date and (b) the Series Charge-Off Allocation Percentage.
     “Series Investor Interest” as of any date of determination shall (i) so long as the only collateral certificate owned by the Note Issuance Trust is the Series 2007-CC Collateral Certificate, mean an amount equal to the sum, without duplication, of the Nominal Liquidation Amounts for each series, class or Tranche of Notes then outstanding or (ii) during any period when Additional Collateral Certificates are owned by the Note Issuance Trust, have meaning set forth in the documents relating to such addition (provided that such documents are accepted and agreed to by the parties hereto).
     “Series Minimum Principal Receivables Balance” shall mean, with respect to the Series established hereby, on any date of determination (a) if no series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero or no Amortization Event has occurred and is then continuing with respect to this Series 2007-CC, the Series Investor Interest on such date of determination, divided by 0.93, and (b)(i) if any series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero, the sum of, without duplication, the Principal Allocation Amounts for each such series, class or Tranche, multiplied by the Series 2007-CC Collateral Certificate Percentage, divided by 0.93 or (ii) if an Amortization Event has occurred and is continuing with respect to this Series 2007-CC, the Series Investor Interest as of the last day of the calendar month preceding the date of the occurrence of the Amortization Event, divided by 0.93 (in the event that clause (i) and clause (ii) are both applicable, then the “Series Minimum Principal Receivables Balance” shall be the higher of the amount determined in accordance with clause (i) and the amount determined in accordance with clause (ii)); divided by 0.93; provided, however, that Discover

Bank on behalf of the Holder of the Seller Certificate may, upon 30 days’ prior notice to the Trustee and the Rating Agencies, reduce the Series Minimum Principal Receivables Balance by increasing the divisors set forth above, subject to the condition that Discover Bank on behalf of the Holder of the Seller Certificate shall have been notified by the Rating Agencies that such reduction would not result in the lowering or withdrawal of the rating of any Class of any Series then outstanding or of any series, class or Tranche of Notes then outstanding, and provided, further, that the divisors set forth above may not be increased to more than 0.98.
     “Series Percentage” shall mean, (a) for this Series with respect to Principal Collections, the “Series Principal Collections Allocation Percentage,” and for each other Series with respect to Principal Collections, shall have the meaning set forth in the applicable Series Supplement, and (b) for this Series with respect to Finance Charge Collections, the “Series Finance Charge Collections Allocation Percentage,” and for each other Series with respect to Finance Charge Collections, shall have the meaning set forth in the applicable Series Supplement.
     “Series Prefunding Negative Spread” shall mean the sum of the amounts of Prefunding Negative Spread for each Tranche of Notes multiplied by the Series 2007-CC Collateral Certificate Percentage.
     “Series Principal Amounts” with respect to any series of Notes, shall have the meaning set forth in the applicable Indenture Supplement.
     “Series Principal Collections” shall mean, with respect to any day or any Distribution Date or Trust Distribution Date, as applicable, an amount equal to the product of (x) the Series Principal Collections Allocation Percentage for the related Distribution Date and (y) the amount of Principal Collections for such day or for the related Due Period, as applicable.
     “Series Principal Collections Allocation Percentage” shall mean, with respect to any Distribution Date or any Trust Distribution Date, as applicable,
     (a) if no series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero or an Amortization Event is not then continuing with respect to this Series 2007-CC, the percentage equivalent of a fraction the numerator of which shall be the amount of the Series Investor Interest on the first day of the related Due Period and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;
     (b) if any series, class or Tranche of Notes has a Targeted Principal Deposit that is greater than zero, the percentage equivalent of a fraction, the numerator of which shall be the sum of the Principal Allocation Amounts for each series, class or Tranche of Notes (without duplication) multiplied by the Series 2007-CC Collateral Certificate Percentage; and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable; or

     (c) if an Amortization Event has occurred and is then continuing with respect to this Series 2007-CC, the percentage equivalent of a fraction, the numerator of which shall be the amount of the Series Investor Interest on the last day of the Due Period immediately preceding such Amortization Event and the denominator of which shall be the greater of (i) the amount of Principal Receivables in the Trust on the first day of the related Due Period and (ii) the sum of the numerators used in calculating the components of the Series Percentage with respect to Principal Collections for each Series then outstanding (including the Series established hereby) as of such Distribution Date or Trust Distribution Date, as applicable;
provided, however, in the event that clause (b) and clause (c) of this definition are both applicable (i.e., if the Targeted Principal Deposit of any series, class or Tranche of Notes issued by the Note Issuance Trust is greater than zero and an Amortization Event has occurred and is then continuing), then the “Series Principal Collections Allocation Percentage” shall be the higher of the amount determined in accordance with clause (b) and the amount determined in accordance with clause (c).
     “Series Required Principal Amount” shall mean, with respect to each Distribution Date of any Controlled Liquidation Period, the product of (x) (i) if the related Due Period does not occur in February, 1.25 or (ii) if the related Due Period occurs in February, 1.05, and (y) the product of (A) the sum of the Targeted Principal Deposits minus the Targeted Prefunding Deposits for each Tranche of Notes for such Distribution Date and (B) the Series 2007-CC Collateral Certificate Percentage.
     “Series Servicing Fee” with respect to any series of Notes shall have the meaning set forth in the Indenture Supplement.
     “Series Supplement” shall have the meaning set forth in the recitals hereto or, as applicable, with respect to any other Series issued by the Trust, the series supplement(s) relating to such Series, as such agreement may be amended, restated or supplemented from time to time.
     “Series Termination Date” shall mean, unless extended by the parties hereto, [                     ___], [2028] or, if earlier, the date on which the Nominal Liquidation Amount for all series, classes and Tranches of Notes has been reduced to zero.
     “Statement Date” shall mean each Distribution Date, commencing in [                    ], 2007.
     “Targeted Prefunding Deposit” with respect to any series, class or Tranche of Notes shall have the meaning set forth in the applicable Indenture Supplement.
     “Targeted Principal Deposit” with respect to any series, class or Tranche of Notes shall have the meaning set forth in the applicable Indenture Supplement.
     “Tranche” shall have the meaning set forth in the Indenture.
     “Transferred Assets” shall have the meaning set forth in Section 18 hereto.
     “Trustee” shall have the meaning set forth in the recitals hereto.
     “United States” or “U.S.” shall mean the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

     “Unscheduled Principal Distribution Amount Shortfall” shall have the meaning set forth in step (65) (Allocation from the DCMT Group One Principal Collections Reallocation Account for Prefunding Shortfalls) of Section 3.01 of the Indenture Supplement for the DiscoverSeries and, as applicable, with respect to each other Series of Investor Certificates then outstanding, shall have the meaning set forth in the applicable Series Supplement.
     SECTION 2. Subordination.
          (a) No Subordination of Series. Series 2007-CC shall not be subordinated in right of payment to any other Series, whether currently outstanding or to be issued in the future. No other Series issued by the Trust may be subordinated in right of payment to Series 2007-CC.
     SECTION 3. Representations and Warranties of the Sellers. The representations and warranties of the Sellers contained in Section 2.04 of the Pooling and Servicing Agreement and the corresponding sections of any Assignment are true on and as of the date hereof and/or the date set forth in the Pooling and Servicing Agreement, as applicable. Each Seller also represents and warrants to the Trust as of the date hereof that:
          (a) The execution, delivery and performance of this Series Supplement by such Seller have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of such Seller, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of such Seller’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of such Seller, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
          (b) The Pooling and Servicing Agreement creates a valid and enforceable security interest (as defined in the applicable UCC) which security interest is prior to all other Liens and is enforceable as such against creditors of and purchasers from such Seller, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
          (c) The Receivables constitute “accounts” within the meaning of Article 9 of the applicable UCC.
          (d) Each Seller has caused or will have caused, within ten days of the date of this Series Supplement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest (as defined in the applicable UCC) in the Receivables conveyed to the Trustee under the Pooling and Servicing Agreement.
          (e) Other than the sale, transfer, assignment and conveyance of the Receivables to the Trust and the grant of a security interest therein pursuant to the Pooling and Servicing Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Receivables.

          (f) The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables, other than any financing statement (i) relating to the interest of the Trust in the Receivables under the Pooling and Servicing Agreement or (ii) that has been terminated.
          (g) The Seller is not aware of any judgment or tax lien filings against it.
     The representations and warranties set forth in this Section 3 shall survive the transfer and assignment to the Trust of the Receivables transferred to the Trust by the Sellers. None of (i) compliance with the representations and warranties set forth in this Section 3, (ii) compliance with the representations and warranties set forth in Sections 2.04(d) and (e) of the Pooling and Servicing Agreement or (iii) compliance with the provisions of Section 13.02 of the Pooling and Servicing Agreement can be waived by the Trustee without the prior written consent of Standard & Poor’s.
     SECTION 4. Representations, Warranties and Covenants of Discover Bank as Master Servicer and Servicer.
          (a) Representations and Warranties. The representations and warranties of Discover Bank as the Master Servicer and as a Servicer contained in Section 3.04 of the Pooling and Servicing Agreement are true on and as of the date hereof. Discover Bank as Master Servicer and Servicer also represents and warrants to the Trust as of the date hereof that the execution, delivery and performance of this Series Supplement by Discover Bank have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of Discover Bank, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of Discover Bank’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of Discover Bank, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
          (b) Regulation AB Compliance. The Master Servicer and each Servicer agree that the provisions of Article XIV of the Pooling and Servicing Agreement shall be for the benefit of the Note Issuance Trust. Without limiting the foregoing, the Master Servicer and each Servicer agree that (i) they will make available to the depositor for the Note Issuance Trust, on or before the date on which the Note Issuance Trust is required to file its Annual Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 on Form 10-K with the Commission (the “Note Issuance Trust’s Annual Report Date”), such assessments, attestations, compliance certificates and other materials consistent in scope with those provided to the Seller under Article XIV, (ii) they will provide such additional information and disclosures as shall be necessary for any prospectus or other offering document for the Notes to comply with Regulation AB, consistent with the requirements of Article XIV, and (iii) they shall use their best efforts to cause any Servicing Participant used by them (directly or indirectly) for the benefit of the Sellers to comply with the provisions of this Section 4(b) to the same extent as if such Servicing Participant were the Master Servicer or the Servicer. The Master Servicer and each Servicer acknowledge that the depositor for the Note Issuance Trust or any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Note Issuance Trust may rely on the certifications provided pursuant to this Section 4(b) in signing a Sarbanes Certification and filing such certification with the Commission.
     SECTION 5. Representations and Warranties of Other Servicers. The representations and warranties of each Servicer (other than Discover Bank), if any, contained in Section 3.05 of the Pooling and Servicing Agreement are true and correct on and as of the date hereof. Each such Servicer also represents and warrants to the Trust as of the date hereof that the execution, delivery and performance of this Series Supplement by such Servicer have been duly authorized by all necessary corporate action, do not require any approval or consent of any governmental agency or authority, do not and will not conflict with any material provision of the Certificate of Incorporation or By-Laws of such Servicer, do not and will not conflict with, or result in a breach which would constitute a material default under, any agreement for borrowed money binding upon or applicable to it or such of its property which is material to it, or, to the best of such Servicer’s knowledge, any law or governmental regulation or court decree applicable to it or such material property, and this Series Supplement is the valid, binding and enforceable obligation of such Servicer, except as the same may be limited by receivership, insolvency, reorganization, moratorium or other laws relating to the enforcement of creditors’ rights generally or by general equity principles.
SECTION 6. Representations, Warranties and Covenants of the Trustee.
          (a) Representations and Warranties. The representations and warranties of the Trustee contained in Section 11.16 of the Pooling and Servicing Agreement are true on and as of the date hereof. The Trustee also represents and warrants as of the date hereof that the Trustee has full power, authority and right to execute, deliver and perform this Series Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Series Supplement, and this Series Supplement has been duly executed and delivered by the Trustee.
          (b) Regulation AB Compliance. The Trustee agrees that the provisions of Article XIV of the Pooling and Servicing Agreement shall be for the benefit of the Note Issuance Trust. Without limiting the foregoing, the Trustee agrees that (i) it will make available to the depositor for the Note Issuance Trust, on or before the Note Issuance Trust’s Annual Report Date, such assessments, attestations, compliance certificates and other materials consistent in scope with those provided to the Seller under Article XIV and (ii) it will provide such additional information and disclosures as shall be necessary for any prospectus or other offering document for the Notes to comply with Regulation AB, consistent with the requirements of Article XIV. The Trustee acknowledges that the depositor for the Note Issuance Trust or any other Person that will be responsible for signing the Sarbanes Certification on behalf of the Note Issuance Trust may rely on the certifications provided pursuant to this Section 6(b) in signing a Sarbanes Certification and filing such certification with the Commission.
     SECTION 7. Authentication of Certificates. Pursuant to the request of the Sellers, the Trustee shall cause the Series 2007-CC Collateral Certificate, in substantially the form of Exhibit A hereto, to be duly authenticated and delivered as of the Series Closing Date to or upon the order of the Sellers pursuant to Section 6.06 of the Pooling and Servicing Agreement. The Series 2007-CC Collateral Certificate shall be issued in fully registered form, without coupons.

     SECTION 8. Establishment and Administration of Investor Accounts.
          (a) The Series Distribution Account and Series Collections Account. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, two non-interest bearing segregated trust accounts (the “Series Distribution Account”; and, for Collections, the “Series Collections Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Series Distribution Account and the Series Collections Account and in all proceeds thereof; provided, however, that all interest and earnings (less investment expenses) on funds on deposit in any such account shall be paid to the Holder of the Seller Certificate in accordance with Section 4.02(c) of the Pooling and Servicing Agreement. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Pooling and Servicing Agreement, the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Series Distribution Account and the Series Collections Account for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Series Distribution Account and the Series Collections Account. The Paying Agent also shall have the revocable authority to make withdrawals from the Series Distribution Account.
          (b) Reallocation Accounts. The Trustee, for the benefit of the Certificateholders, shall cause to be established and maintained in the name of the Trust, with the corporate trust department of an office or branch of either the Trustee or a Qualified Institution, three non-interest bearing segregated trust accounts for the Group of which the Series established hereby is a member (for reallocated Series Finance Charge Collections and similar amounts for other Series in the Group of which this Series is a member, the “Group Finance Charge Collections Reallocation Account,” for reallocated Series Principal Collections and amounts used to reimburse charge-offs for this Series and other Series in the Group of which this Series is a member, the “Group Principal Collections Reallocation Account” and for reallocated Series Interchange and similar amounts for other Series in the Group of which this Series is a member, the “Group Interchange Reallocation Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders. The Trust shall possess all right, title and interest in all funds on deposit from time to time in the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account and in all proceeds thereof; provided, however, that all interest and earnings (less investment expenses) on funds on deposit in any such account shall be paid to the Holder of the Seller Certificate in accordance with Section 4.02(c) of the Pooling and Servicing Agreement. Pursuant to authority granted to it pursuant to Section 3.01(b) of the Pooling and Servicing Agreement, the Master Servicer shall have the revocable power to instruct the Trustee to withdraw funds from the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account for the purpose of carrying out the duties of the Master Servicer hereunder. The Master Servicer at all times shall maintain accurate records reflecting each transaction in the Group Finance Charge Collections Reallocation Account, the Group Principal Collections Reallocation Account and the Group Interchange Reallocation Account.
     (c) Transfer of Investor Accounts. If at any time any of the Investor Accounts established in Sections 8(a) and 8(b) is not being held by the Trustee and the institution holding such Investor Account ceases to be a Qualified Institution, the Master Servicer shall within 10 Business Days establish a new Investor Account (meeting any conditions specified in this Series Supplement with respect to such Investor Account) with a Qualified Institution and transfer any cash and/or any investments to such new Investor Account.
     SECTION 9. Allocations of Collections.
          (a) Deposits to Series Collections Account. On or before each Distribution Date, the Master Servicer shall direct the Trustee in writing to withdraw from the Group Collections Account and deposit into the Series Collections Account an amount equal to the sum of the Series Finance Charge Collections, the Series Principal Collections and the Series Interchange for the related Due Period.
          (b) Deposits. The Master Servicer shall, on or before each Distribution Date, direct the Trustee in writing that funds be paid or deposited in the following amounts, to the extent such funds are available and in the order of priority specified, to the account or Person indicated, in each case as set forth below.
               (1) Series Finance Charge Collections and Series Interchange to Series Distribution Account. An amount equal to the sum of (x) Series Finance Charge Collections and (y) Series Interchange shall be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.
               (2) Series Principal Collections to Series Distribution Account. An amount equal to the Series Principal Collections shall be withdrawn from the Series Collections Account and deposited into the Series Distribution Account.
               (3) Investor Servicing Fee from Series Distribution Account. An amount equal to the lesser of
(x)	the Investor Servicing Fee and

(y)	the portion of the Series Servicing Fee payable to the Master Servicer under step 7 (Series Servicing Fees from Series Finance Charge Amounts) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable)
shall be withdrawn from the Series Distribution Account and paid to the Master Servicer. The amount by which the Investor Serving Fee exceeds the amount of such payment shall be the “Investor Servicing Fee Shortfall.”
               (4) Reallocation to Group Finance Charge Collections Reallocation Account. An amount, if any, equal to the portion of Series Finance Charge Amounts for each series of Notes that are to be reallocated to the Group Finance Charge Collections Reallocation Account under step (56) (Reallocation of Series Finance Charge Amounts to the DCMT Group One Finance Charge Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture

Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Group Finance Charge Collections Reallocation Account.
          (5) Reallocation to Group Interchange Reallocation Account. An amount, if any, equal to the portion of Series Finance Charge Amounts for each series of Notes that are to be reallocated to the Group Interchange Reallocation Account under step (57) (Reallocation of Series Finance Charge Amounts to the DCMT Group One Interchange Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Group Interchange Reallocation Account.
          (6) Reallocation from Group Finance Charge Collections Reallocation Account for Class A Required Amount Shortfall. An amount equal to the lesser of
(x)	the Class A Required Amount Shortfall and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Required Amount Shortfall for this Series and the denominator of which is the sum of the Class A Required Amount Shortfalls for this Series and the Class A Required Amount Shortfalls for all Classes designated as Class A of all other Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (6)) and

(2)	the amount on deposit in the Group Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Required Amount Shortfall shall be reduced by the amount of such deposit.
          (7) Reallocation from Group Finance Charge Collections Reallocation Account for Class A Cumulative Investor Charged-Off Amount. An amount equal to the lesser of
(x)	the Class A Cumulative Investor Charged-Off Amount and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Cumulative Investor Charged-Off Amount for this

Series and the denominator of which is the sum of the Class A Cumulative Investor Charged-Off Amounts for this Series and the Class A Cumulative Investor Charged-Off Amounts for all Classes designated as Class A of all other Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (7)) and
(2)	the amount on deposit in the Group Finance Charge Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Finance Charge Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Cumulative Investor Charged-Off Amount shall be reduced by the amount of such deposit.
          (8) Reallocation from Group Finance Charge Collections Reallocation Account for other Series. After the allocations set forth in clauses (6) and (7) are made, then (i) if there are one or more Subordinate Classes with respect to any other Series in the Group to which the Series established hereby belongs, the allocations set forth in other Series Supplements which are substantially similar to clauses (6) and (7) shall be made with respect to each other such Class, in alphabetical order, to the extent that funds are available pursuant to this clause (8) and (ii) following the allocations set forth in clause (i), any other allocations set forth in other Series Supplements with respect to funds on deposit in the Group Finance Charge Collections Reallocation Account shall be made in accordance with such Series Supplements, to the extent that funds are available pursuant to this clause (8). For purposes of calculating the amount to be withdrawn from the Group Finance Charge Collections Reallocation Account and paid to the Trustee as administrator of the Credit Enhancement for application in accordance with the Credit Enhancement Agreement, the Series Investor Interest of the Series established hereby shall be treated as zero.
          (9) Reallocation from Group Interchange Reallocation Account for Class A Required Amount Shortfall. An amount equal to the lesser of
(x)	the Class A Required Amount Shortfall and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Required Amount Shortfall and the denominator of which is the sum of the Class A Required Amount Shortfalls for this Series and the Class A Required Amount Shortfall for all Classes designated as Class A of all other Interchange Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (9)) and
(2)	the amount on deposit in the Group Interchange Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Interchange Reallocation Account and deposited into the Series Distribution Account. The Class A Required Amount Shortfall shall be reduced by the amount of such deposit.
          (10) Reallocation from Group Interchange Reallocation Account for Class A Cumulative Investor Charged-Off Amount. An amount equal to the lesser of
(x)	the Class A Cumulative Investor Charged-Off Amount and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Cumulative Investor Charged-Off Amount for this Series and the denominator of which is the sum of the Class A Cumulative Investor Charged-Off Amounts for this Series and the Class A Cumulative Investor Charged-Off Amount for all Classes designated as Class A of all other Interchange Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (10)) and

(2)	the amount on deposit in the Group Interchange Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Interchange Reallocation Account and deposited into the Series Distribution Account. The Class A Cumulative Investor Charged-Off Amount shall be reduced by the amount of such deposit.
          (11) Reallocation from Group Interchange Reallocation Account for other Series. After the allocations set forth in clauses (9) and (10) are made, then (i) if there are one or more Subordinate Classes with respect to any other Interchange Series in the Group to which the Series established hereby belongs, the allocations set forth in other Series Supplements which are substantially similar to the allocations set forth in clauses (9) and (10) shall be made with respect to each other such Class, in alphabetical order, to the extent that funds are available pursuant to this clause (11) and (ii) following the allocations set forth in clause (i), any other allocations set forth in other Series Supplements with respect to funds on deposit in the Group Interchange Reallocation Account shall be made in accordance with such Series Supplements, to the extent that funds are available pursuant to this clause (11). For purposes of calculating the amount to be withdrawn from the Group Interchange Reallocation Account and paid to the Trustee as administrator of the Credit Enhancement for application in accordance with the Credit Enhancement Agreement, the Series Investor Interest of the Series established hereby shall be treated as zero.
          (12) Investor Servicing Fee from Series Distribution Account after Reallocations. An amount equal to the lesser of
(x)	the Investor Servicing Fee Shortfall after step (3) and

(y)	the portion of the Series Servicing Fee payable to the Master Servicer under step 14 (Series Servicing Fee Shortfall from Reallocated Finance Charge Amounts) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable), shall be withdrawn from the Series Distribution Account and paid to the Master Servicer. The Investor Servicing Fee Shortfall shall be reduced by the amount of such payment.
          (13) Reallocation from Subordinated Notes Principal for Investor Servicing Fee Shortfall. An amount equal to the lesser of
(x)	the Investor Servicing Fee Shortfall after step (12) and

(y)	the portion of the Series Servicing Fee payable to the Master Servicer under each of steps (41) (Series Servicing Fee Shortfall from Class D Principal), (42) (Series Servicing Fee Shortfall from Class C Principal) and (43) (Series Servicing Fee Shortfall from Class B Principal), as applicable, of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable steps under any other Indenture Supplement, as applicable)
shall be withdrawn from the Series Distribution Account and paid to the Master Servicer.
     (14) Reallocation to Group Principal Collections Reallocation Account. An amount, if any, equal to the portion of Series Principal Amounts for each series of Notes that are to be reallocated to the Group Principal Collections Reallocation Account under step (79) (Reallocation of Series Principal Amounts to the DCMT Group One Principal Collections Reallocation Account) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Group Principal Collections Reallocation Account.
     (15) Reallocation from Group Principal Collections Reallocation Account for Class A Principal Distribution Amount Shortfall. An amount equal to the lesser of

(x)	the Class A Principal Distribution Amount Shortfall and

(y)	the product of
(1)	a fraction the numerator of which is the Class A Principal Distribution Amount Shortfall for this Series and the denominator of which is the sum of the Class A Principal Distribution Amount Shortfall for this Series and the Principal Distribution Amount Shortfalls allocable to all Class A Certificates of all other Series in the Group to which the Series established hereby belongs that are in their Accumulation Periods or Controlled Liquidation Periods, as applicable (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (15)) and

(2)	the amount on deposit in the Group Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Series Distribution Account. The Class A Principal Distribution Amount Shortfall shall be reduced by the amount of such deposit.
          (16) Reallocation from Group Principal Collections Reallocation Account for other Series. After the allocations set forth in clause (15) are made, then (i) if there are one or more Subordinate Classes with respect to any other Series in the Group to which the Series established hereby belongs, the allocations set forth in other Series Supplements which are substantially similar to clause (15) shall be made with respect to each other such Class, in alphabetical order and (ii) following the allocations set forth in clause (i), any other allocations set forth in other Series Supplements with respect to funds on deposit in the Group Principal Collections Reallocation Account shall be made in accordance with such Series Supplements, to the extent that funds are available pursuant to this clause (16).
          (17) Reallocation from Group Principal Collections Reallocation Account for Unscheduled Principal Distribution Amount Shortfall. An amount equal to the lesser of
(x)	the Unscheduled Principal Distribution Amount Shortfall and

(y)	the product of
(1)	a fraction the numerator of which is the Unscheduled Principal Distribution Amount Shortfall for this Series and the denominator of which is the sum of the Unscheduled Principal Distribution Amount Shortfall for this Series and the Unscheduled Principal Distribution Amount Shortfall for any other Series in the Group to which the Series established hereby belongs (after giving effect to provisions in the applicable Series Supplements substantially similar to the clauses preceding this clause (17)), and
(2)	the amount on deposit in the Group Principal Collections Reallocation Account before any withdrawals therefrom with respect to any other Series pursuant to a comparable clause in the applicable Series Supplements, shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Series Distribution Account.
          (18) After all allocations from the Group Principal Collections Reallocation Account to be made pursuant to any other Series Supplement for any Series that is a member of the same Group of which the Series established hereby is a member have been made, the amount remaining on deposit in the Group Principal Collections Reallocation Account shall be withdrawn from the Group Principal Collections Reallocation Account and deposited into the Collections Account.
          (19) An amount equal to the portion of Series Principal Amounts for each series of Notes that are to be deposited into the Collections Account pursuant to step (80) (Remaining Series Principal Amounts to Collections Account for the DCMT for Reinvestment in New Receivables) of Section 3.01 of the Indenture Supplement for the DiscoverSeries (and any comparable step under any other Indenture Supplement, as applicable) shall be withdrawn from the Series Distribution Account and deposited into the Collections Account.
          (20) All remaining amounts in the Series Distribution Account shall be paid to the Indenture Trustee for application in accordance with the Indenture and each applicable Indenture Supplement.
          (21) After all other allocations have been provided for with respect to each Series then outstanding (whether or not such Series is a member of the same Group as the Series established hereby), the lesser of
(x)	the amount of Seller Interest and

(y)	the amount on deposit in the Collections Account
shall be paid to the Holder of the Seller Certificate. If, after such payment, any amounts remain on deposit in the Collections Account, such amounts shall remain in the Collections Account for allocation as Principal Collections on the next Trust Distribution Date.
     SECTION 10. Servicing Compensation. As compensation for its servicing activities hereunder and under the Pooling and Servicing Agreement and reimbursement of its expenses as set forth in Section 3.03 of the Pooling and Servicing Agreement (including, without limitation, its servicing activities as Calculation Agent under the Indenture), the Master Servicer shall be entitled to receive the Investor Servicing Fees with respect to the Series established hereby in respect of any Due Period (or portion thereof) prior to the earlier of the date on which the Series Investor Interest is reduced to zero and the Series Termination Date. The Investor Servicing Fees shall be paid to the Master Servicer on each Distribution Date pursuant to the terms hereof and the Indenture and each applicable Indenture Supplement.
     SECTION 11. Investor Certificateholders’ Monthly Statement. On each Statement Date, a statement substantially in the form of Exhibit B as prepared by the Trustee (based on information provided by the Master Servicer) setting forth the information listed thereon shall be available to the Investor Certificateholder and to any holder of Notes from the Trustee and each Paying Agent.
     SECTION 12. Purchase of Notes; Sales of Receivables.
          (a) The Indenture Supplement for the DiscoverSeries and any additional Indenture Supplement issued with respect to any Notes may provide that if, as of any Distribution Date (after giving effect to any payments calculated pursuant to Section 3.01 or an equivalent section of the applicable Indenture Supplement made on such Distribution Date), the Outstanding Dollar Principal Amount with respect to any series, class or Tranche of Notes is less than or equal to 5% of the Initial Principal Dollar Amount of each corresponding Tranche or Tranches of Notes, the Note Issuance Trust may elect to repurchase such series, class or Tranche of Notes. In the event of such election, the Calculation Agent shall request that Discover Bank, on behalf of the Holder of the Seller Certificate, purchase and cancel a portion of the Series Investor Interest equal to the product of (x) the Nominal Liquidation Amount of such series, class or Tranche of Notes and (y) the Series 2007-CC Collateral Certificate Percentage (such portion, the “Clean-Up Call Amount”) by depositing into the Series Distribution Account, on the immediately succeeding Distribution Date, an amount equal to the Clean-Up Call Amount. If Discover Bank on behalf of the Holder of the Seller Certificate deposits the Clean-Up Call Amount into the Series Distribution Account, the Master Servicer shall direct the Trustee in writing to withdraw the Clean-Up Call Amount from the Series Distribution Account and pay such amount to the Indenture Trustee for distribution in accordance with the applicable Indenture Supplement.
          (b) If there has been an Event of Default and acceleration of any series, class or Tranche of Notes under the Indenture, and the Indenture Trustee is directed to cause the sale of Receivables in accordance with Section 705 of the Indenture and the provisions of the applicable Indenture Supplement, or if the applicable Indenture Supplement otherwise authorizes the Indenture Trustee (in its discretion) to cause a sale and any conditions precedent thereto have been satisfied, the Indenture Trustee shall notify the Trustee of the amount of Receivables to be sold, which shall equal the Nominal Liquidation Amount of each affected series, class or Tranche, as applicable, plus accrued interest thereon multiplied by the Series 2007-CC Collateral Certificate Percentage (the “Receivables Sale Amount”). Receivables (or interests therein) in an amount equal to the Receivables Sale Amount shall be sold on behalf of the Trust by an institution acceptable to the Trustee, the Indenture Trustee and the Master Servicer that is either (i) a nationally recognized investment bank, (ii) a nationally recognized commercial bank or (iii) any other institution whose regular business includes the sale of receivables similar to the Receivables in the Trust; provided, however, that in no event shall the amount of Receivables sold hereunder with respect to any series, class or Tranche, as applicable, exceed the product of (A) the aggregate amount of Receivables in the Trust and (B) a fraction the numerator of which is the product of the Nominal Liquidation Amount of such series, class or Tranche, as applicable, and the Series 2007-CC Collateral Certificate Percentage, and the denominator of which is the Aggregate Investor Interest, in each case, as of the close of business on the last day of the Due Period immediately preceding the month in which such Receivables sale occurs; and provided, further, the Receivables selected to be sold hereunder shall not be materially different from the Receivables remaining in the Trust as of such selection date and shall be selected at random from the Receivables. The proceeds (the “Receivables Sale Proceeds”) therefrom shall be paid to the Trust and immediately deposited into the Series Distribution Account and paid to the Indenture Trustee immediately following such deposit. Such payment shall be deemed to be the final distribution with respect to the affected Tranche. No Seller and no affiliate or agent of any Seller shall be permitted to bid for or purchase Receivables pursuant to this Section 12(b); provided, however, that an affiliate or agent of any Seller may act as selling institution for the sale as specified in the first sentence of this Section 12(b), so long as such affiliate or agent does not act as principal in connection with such sale.
     SECTION 13. Ratification of Pooling and Servicing Agreement. As supplemented and amended by this Series Supplement, the Pooling and Servicing Agreement is in all respects ratified and confirmed and the Pooling and Servicing Agreement as so supplemented by this Series Supplement shall be read, taken, and construed as one and the same instrument.
     SECTION 14. Counterparts. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.
     SECTION 15. Governing Law. This Series Supplement and all disputes arising out of or relating to it shall be construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions that would result in the application of the law of any state other than New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.
     SECTION 16. Intention of Parties. The parties intend the sale, transfer, assignment or conveyance of Receivables, Interchange and all proceeds thereof in connection herewith to be a sale of financial assets in connection with a securitization and an absolute transfer for all purposes (other than for federal, state and local income and franchise tax purposes). The parties intend the sale, transfer, assignment or conveyance of Receivables in connection herewith to be treated as a sale for accounting purposes.
     SECTION 17. Amendment for Sale Accounting Purposes. If any Seller determines that (i) an amendment to this Agreement or the Pooling and Servicing Agreement is necessary or desirable for such Seller to maintain or establish sale accounting treatment under then-applicable financial accounting standards, and (ii) such Seller cannot enter into such amendment pursuant to Section 13.01 of the Pooling and Servicing Agreement without obtaining the consent of a specified percentage of Investor Certificateholders, then the Master Servicer, the Sellers, the Trustee and the Servicers may nonetheless enter into such amendment without obtaining the consent of any Certificateholder of any Investor Certificates of this Series so long as the Trustee shall have been advised by the Rating Agencies that such amendment will not result in the downgrading or withdrawal of the rating assigned to any Class of any Series then outstanding or the rating assigned to any series, class or Tranche of Notes then outstanding.
     Any such amendment may include, without limitation, any changes necessary to convert the Trust from a “one-tier” securitization structure to a “two-tier” securitization structure. Notwithstanding the foregoing, any Investor Certificateholder that acquires an Investor Certificate of this Series will be deemed to have consented to any such amendment for all purposes, including for purposes of calculating whether the requisite consent percentage, if any, under Section 13.01 of the Pooling and Servicing Agreement has been received for any amendment that requires such consent because of the lack of provisions comparable to this Section 17 in the Series Supplements for other Series then outstanding (except that Investor Certificates beneficially owned by any Seller or any affiliate or agent of any Seller will not be included in any such calculation).
     SECTION 18. Election Under Delaware Asset-Backed Securities Facilitation Act. Without limiting any other provisions of the Pooling and Servicing Agreement or this Series Supplement, the parties hereto agree that (a) the transactions contemplated hereby constitute a “securitization transaction” and (b) to the fullest extent permitted under applicable law, including without limitation, the Asset-Backed Securities Facilitation Act Delaware Code Ann. tit. 6, § 2703A et seq: (1) all right, title and interest to the Receivables, whether now existing or hereafter acquired, all monies due or to become due with respect thereto, all proceeds of such Receivables and all Interchange (the “Transferred Assets”), which have been transferred to the Trust in connection with the securitization transactions contemplated herein, shall be deemed to no longer be the property, assets or rights of the Seller; (2) the Seller, its creditors or, in any insolvency proceeding with respect to the Seller or the Seller’s property, a bankruptcy trustee, receiver, debtor, debtor in possession or similar person, shall have no rights, legal or equitable, whatsoever to reacquire, reclaim, recover, repudiate, disaffirm, redeem or recharacterize as property of the Seller any of the Transferred Assets; and (3) in the event of a bankruptcy, receivership or other insolvency proceeding with respect to the Seller or the Seller’s property, such Transferred Assets shall not be deemed to be part of the Seller’s property, assets, rights or estate.
     SECTION 19. Increases to Series Investor Interest. In connection with any issuance of Notes, Discover Bank shall transfer to the Note Issuance Trust an additional fractional undivided interest in the assets of the Trust as represented by an increase in the Series Investor Interest for the Series 2007-CC Collateral Certificate from time to time, subject to the satisfaction of the conditions described below:
     (a) The Calculation Agent shall have notified Discover Bank, as Holder of the Seller Certificate, of the issuance of such Notes and Discover Bank shall have notified the Calculation Agent of its intention to transfer to the Note Issuance Trust an additional fractional undivided interest in the assets of the Trust as represented by an increase in the Series Investor Interest in an amount equal to the product of (i) the Nominal Liquidation Amount of any Notes to be issued by the Note Issuance Trust and (ii) the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate, as determined by Discover Bank as beneficiary of the Note Issuance Trust;
     (b) Discover Bank, as Holder of the Seller Certificate, shall have received an amount equal to (i) the issuance proceeds received by the Note Issuance Trust in connection with the corresponding issuance of Notes, multiplied by the percentage of the Nominal Liquidation

Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate, minus (ii) the sum of (x) any issuance expenses relating to such notes multiplied by the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate and (y) any amounts required to be retained in any reserve account or subaccount for the Note Issuance Trust in connection with such issuance of Notes, multiplied by the percentage of the Nominal Liquidation Amount of such Notes to be allocated to the Series 2007-CC Collateral Certificate;
     (c) Discover Bank, as Holder of the Seller Certificate, shall have notified the Trustee, in writing, at least one business day in advance of the date upon which the Series Investor Interest is to be increased, which notice shall state the amount of such increase in the Series Investor Interest;
     (d) The Sellers shall have delivered to the Trustee written confirmation from the Rating Agencies that they will not, as a result of the increase, change the rating of any Class of any Series outstanding at the time of the increase; and
     (e) Discover Bank, on behalf of the holder of the Seller Certificate, shall not be required to designate Additional Accounts or convey a Participation interest to the Trust pursuant to Section 2.10(a) of the Pooling and Servicing Agreement as a result of such increase.
          Upon any increase in the Series Investor Interest the Trustee shall make appropriate entries in the certificate registrar for the Series 2007-CC Collateral Certificate in the amount of the increase.
     SECTION 20. Amendments for Additional Collateral Certificates. Concurrently with the effectiveness of any documents relating to the assignment of any Additional Collateral Certificates (or, if applicable, direct interests in pools of credit card receivables) to the Note Issuance Trust, the parties hereto may amend this agreement without notice to or the consent of any Investor Certificateholder (or the holders of any series, class or Tranche of Notes then outstanding) to the extent necessary to reflect any changes in the definitions of “Series Excess Spread” and “Series Investor Interest” set forth herein, and to otherwise reflect any allocations or other provision with respect to the Notes or such Additional Collateral Certificates (or, if applicable, direct interests in pools of credit card receivables) subject to the condition that Discover Bank on behalf of the Holder of the Seller Certificate shall have been notified by the Rating Agencies that such amendment would not result in the lowering or withdrawal of the rating of any Class of any Series then outstanding.

IN WITNESS WHEREOF, the Seller, the Master Servicer, the Servicer and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.
DISCOVER BANK,
as Seller, Master Servicer and Servicer

Michael F. Rickert
Vice President, Chief Financial Officer and
Treasurer
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Patricia M. Child
Vice President

EXHIBIT A
FORM OF SERIES 2007-CC COLLATERAL CERTIFICATE
[FORM OF THE FACE OF THE SERIES 2007-CC COLLATERAL CERTIFICATE]
     TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NEITHER THIS SERIES 2007-CC COLLATERAL CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED, EXCEPT IN ACCORDANCE WITH THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN AND THE INDENTURE, DATED AS OF [ ], 2007, BY AND BETWEEN U.S. BANK NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, AND DISCOVER CARD EXECUTION NOTE TRUST, AS ISSUER THEREUNDER.
NO.
DISCOVER CARD MASTER TRUST I, SERIES 2007-CC
CREDIT CARD PASS-THROUGH COLLATERAL CERTIFICATE
DISCOVER BANK
MASTER SERVICER, SERVICER AND SELLER
(NOT AN INTEREST IN OR OBLIGATION OF DISCOVER BANK AND NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.)
     This certifies that [ ] (the “Investor Certificateholder”) is the registered owner of a Fractional Undivided Interest in the Discover Card Master Trust I (the “Trust”), the corpus of which consists of a portfolio of receivables (the “Receivables”) existing as of the Cut-Off Date (or, with respect to Receivables in Additional Accounts, as of the applicable Additional Account Cut-Off Date) or thereafter created under certain open end credit card accounts for specified Persons (the “Accounts”) originated by Discover Bank, a Delaware banking corporation (“Discover Bank”), or an affiliate of Discover Bank, and transferred to the Trust by Discover Bank or one or more Additional Sellers, all monies due or to become due with respect thereto, all proceeds (as defined in Section 9-102(a)(64) of the Uniform Commercial Code as in effect in the Applicable State or any successor provision thereto) of such Receivables and interchange pursuant to an Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, by and between U.S. Bank National Association (the “Trustee”) and Discover Bank as Master Servicer, Servicer and Seller (as amended, the “Pooling and Servicing Agreement”), a summary of certain of the pertinent provisions of which is set forth herein below, and benefits under any Credit Enhancement with respect to any Series of investor certificates issued from time to time pursuant to the Pooling and Servicing Agreement, to the extent applicable. Reference is hereby made to the further provisions of this Series 2007-CC Collateral Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as if set forth at this place.
     This Series 2007-CC Collateral Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or any amendment thereto, or the Series Supplement, dated as of [ ] [ ], 2007 (the “Series Supplement”), by and between the Trustee and Discover Bank or any amendment thereto, or become vested or obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, Discover Bank has caused this Series 2007-CC Collateral Certificate to be duly executed and authenticated.

DISCOVER BANK
By:

[FORM OF THE REVERSE OF THE SERIES 2007-CC CERTIFICATE]
     To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement or the Series Supplement. This Series 2007-CC Collateral Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement and the Series Supplement, to which Pooling and Servicing Agreement and Series Supplement, as each may be amended from time to time, the Investor Certificateholder by virtue of the acceptance hereof assents and by which the Investor Certificateholder is bound.
     This Series 2007-CC Collateral Certificate represents a Fractional Undivided Interest in the Trust including the right to receive the Collections and other amounts at the times and in the amounts specified in the Pooling and Servicing Agreement and the Series Supplement to be deposited in the Investor Accounts with respect to Discover Card Master Trust I, Series 2007-CC or paid to the Investor Certificateholder.
     The aggregate interest represented by the Series 2007-CC Collateral Certificate at any time in the assets of the Trust shall equal the Series Investor Interest at such time. The Series Investor Interest of the Series 2007-CC Collateral Certificate is initially $___and will increase or decrease pursuant to the terms of the Series Supplement and certain documents referenced therein. The amount of the Series Investor Interest, including all increases and decreases thereto, shall be maintained on the records of the Trustee; provided, however, that the failure of the Trustee to make any such recordation, or any error thereon, shall not affect the obligations of Discover Bank hereunder or under the Series Supplement. In addition to the Series 2007-CC Collateral Certificate, a Seller Certificate has been issued pursuant to the Pooling and Servicing Agreement which represents, at any time, the undivided interest in the Trust not represented by the Series 2007-CC Collateral Certificate or the investor certificates of any other Series of investor certificates then outstanding, if any. Subject to the terms and conditions of the Pooling and Servicing Agreement, the Sellers may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of investor certificates, which will represent Fractional Undivided Interests in the Trust.
     Series Principal Collections, Series Finance Charge Collections, Series Interchange and other amounts allocable to the Series 2007-CC Collateral Certificate will be distributed to, or for the account of, the Investor Certificateholder of the Series 2007-CC Collateral Certificate on each Distribution Date through and including the Series Termination Date in the manner and to the extent set forth in the Series Supplement.
     This Series 2007-CC Collateral Certificate does not represent an obligation of, or an interest in, the Master Servicer. This Series 2007-CC Collateral Certificate is limited in right of payment to certain Collections respecting the Receivables and certain other assets of the Trust, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement and the Series Supplement.
     The Pooling and Servicing Agreement permits, with certain exceptions, the amendment and modification of the rights and obligations of the Master Servicer, and the rights of Investor Certificateholders under the Pooling and Servicing Agreement and Series Supplement, at any

time by the Master Servicer, the Sellers and the Trustee in certain cases (some of which require confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of their respective ratings assigned to the Investor Certificates) without the consent of the Investor Certificateholders, and in all other cases with the consent of the Investor Certificateholders owning Fractional Undivided Interests aggregating not less than 66-2/3% of the Class Invested Amount of each such affected Class (and with confirmation from the Rating Agencies that such amendment will not result in the downgrading or withdrawal of their respective ratings assigned to the Investor Certificates); provided, however, that no such amendment shall (a) have a material adverse effect on any Class of Investor Certificateholders by reducing in any manner the amount of, or delaying the timing of, distributions which are required to be made on any Investor Certificate without the consent of the affected Investor Certificateholders or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each affected Class then of record; provided, further, that the permitted activities of the Trust may be significantly changed only with the consent of the Holders of Investor Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Aggregate Invested Amount. Any such amendment and any such consent by the Investor Certificateholder for the Series 2007-CC Collateral Certificate, including the deemed consent described in the following sentence, shall be conclusive and binding on such Investor Certificateholder and upon all future Holders of this Series 2007-CC Collateral Certificate and of any Series 2007-CC Collateral Certificate issued in exchange therefor or in lieu hereof whether or not notation thereof is made upon this Series 2007-CC Collateral Certificate. Subject to compliance with the terms of Section 17 of the Series Supplement, the Investor Certificateholder of the Series 2007-CC Collateral Certificate, by acceptance of this Series 2007-CC Collateral Certificate, will be deemed to have consented for all purposes to any amendment that any Seller determines is necessary or desirable for such Seller to maintain or establish sale accounting treatment under then-applicable financial accounting standards.
     The transfer of this Series 2007-CC Collateral Certificate shall be registered in the Certificate Register upon surrender of this Series 2007-CC Collateral Certificate for registration of transfer at any office or agency maintained by the Transfer Agent and Registrar accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Investor Certificateholder for the Series 2007-CC Collateral Certificate or such Investor Certificateholder’s attorney duly authorized in writing, and thereupon one or more new Series 2007-CC Collateral Certificates of authorized denominations and for the same aggregate Fractional Undivided Interest will be issued to the designated transferee or transferees.
     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the Series 2007-CC Collateral Certificate is exchangeable for a new Series 2007-CC Collateral Certificate evidencing a like aggregate Fractional Undivided Interests, as requested by the Investor Certificateholder for the Series 2007-CC Collateral Certificate. No service charge may be imposed for any such exchange but the Master Servicer or Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The Master Servicer, the Trustee, the Paying Agent and the Transfer Agent, and any agent of any of them, may treat the person in whose name this Series 2007-CC Collateral Certificate is registered as the owner hereof for all purposes, and neither the Master Servicer, the Trust nor the Trustee, the Paying Agent, the Transfer Agent, nor any agent of any of them or any such agent shall be affected by notice to the contrary except in certain circumstances described in the Pooling and Servicing Agreement.
     Subject to certain conditions in the Pooling and Servicing Agreement and the Series Supplement, if the principal of the Series 2007-CC Collateral Certificate has not been paid in full prior to the Series Termination Date, the obligations created by the Pooling and Servicing Agreement and the Series Supplement with respect to the Series 2007-CC Collateral Certificate shall terminate on the Series Termination Date.

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]
     This is the Series 2007-CC Collateral Certificates referred to in the within mentioned Pooling and Servicing Agreement and Series Supplement.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:

Exhibit B
Form of Investor Certificateholders’ Monthly Statement
Discover Card Master Trust I
Series 2007-CC Monthly Statement

Distribution Date: ,	Month Ending: ,
Pursuant to the Series Supplement dated as of [                    ] (the “Series Supplement”) relating to the Amended and Restated Pooling and Servicing Agreement dated as of November 3, 2004, as amended, by and between Discover Bank and U.S. Bank National Association as Trustee (the “Pooling and Servicing Agreement”), the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of Discover Card Master Trust I (the “Master Trust”). We have set forth below this information and certain other information required under the Securities Exchange Act of 1934, as amended, for the Distribution Date listed above, as well as for the calendar month ended on the date listed above. Capitalized terms used in this report without definition have the meanings given to them in the Pooling and Servicing Agreement and the Series Supplement. The Pooling and Servicing Agreement and the Series Supplement were filed with the Securities and Exchange Commission as follows:

Pooling and Servicing Agreement	As Exhibit 4.1 to the Current Report on Form 8-K filed on October 29, 2004 under the file number 000-23108.

Series Supplement	As Exhibit [ ] to the [ ] filed on [ ] under the file number 333-141703.
1.	Principal Receivables at the end of [Month][Year]

		Beginning	Ending
		Principal Balance	Principal Balance
(a)	Aggregate Investor Interest (including Series 2007-CC Investor Interest)	$	$

	Seller Interest	$	$

	Total Master Trust	$	$

(b)	Group One Investor Interest	$	$

(c)	Investor Interest of Interchange Series	$	$

(d)	Series 2007-CC Investor Interest	$	$

(e)	Total Master Trust # of Accounts

(f)	Minimum Principal Receivables Balance at the End of Month [1]		$

(g)	Amount by which Master Trust Receivables Exceeded the Minimum Principal Receivables Balance at the End of Month		$

(h)	Percentage of the principal receivables that reflect Seller Interest		%

2.	Allocation Percentages at the beginning of [Month][Year] (after giving effect to any increases in the Aggregate Investor Interest or the Series 2007-CC Investor Interest occurring during the month)

(a)	Series 2007-CC Finance Charge Collections Allocation Percentage	%

(b)	Series 2007-CC Principal Collections Allocation Percentage	%

(c)	Series 2007-CC Charge-Off Allocation Percentage	%

(d)	Series 2007-CC Interchange Allocation Percentage	%

3.	Allocation of Receivables and other amounts collected during [Month][Year]

		Finance Charge	Principal
		Collections	Collections	Interchange
(a)	Allocation between Investors and Seller:

	Aggregate Investor Allocation (including Series 2007-CC Allocation)	$	$	$

	Seller Allocation	$	$	$

B-1

		Finance Charge	Principal
		Collections	Collections	Interchange
(b)	Group One Allocation	$	$	$

(c)	Series 2007-CC Allocation	$	$	$

(d)	Reallocation to Series 2007-CC from Other Series	$	$	$

(e)	Reallocation from Series 2007-CC to Other Series	$	$	$

(f)	Group One Portfolio Yield, as an annualized percentage of the Aggregate Investor Interest (FCC yield excludes principal recoveries)%		N/A	%

(g)	Series 2007-CC Portfolio Yield, as an annualized percentage of the Series Investor Interest (FCC yield excludes principal recoveries)%		N/A	%

(h)	Principal Collections as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]			%

(i)	Finance Charge Collections as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]			%

(j)	Total Collections as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]			%

(k)	Interchange as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]			%

(l)	Total Collections and Interchange as a monthly percentage of Master Trust Receivables at the beginning of [Month][Year]			%

[Prior Month]
		[Year]	[Month][Year]
(m)	Trust Collections deposited for the month [2]	$	$

4.	Investor Charged-Off Amount

Cumulative Reductions
in Series Investor
Interests Due to
Unreimbursed Investor
		[Month][Year]	Charged-off Amounts
(a)	Group One	$	$

(b)	Series 2007-CC	$	$

(c)	As an annualized percentage of Principal Receivables at the Beginning of [Month][Year]	%	N/A

5.	Investor Monthly Servicing Fee payable to Discover Bank on this Distribution Date

(a)	Group One	$

(b)	Series 2007-CC	$

6.	Delinquency Summary

Master Trust Receivables Outstanding at the end of [Month][Year]	$

Payment Status	Number of Delinquent Accounts	Delinquent Amount Ending Balance	Percentage of Ending Receivables Outstanding
30 — 59 days		$	%

60 — 89 days		$	%

90 — 119 days		$	%

B-2

Payment Status	Number of Delinquent Accounts	Delinquent Amount Ending Balance	Percentage of Ending Receivables Outstanding
120 — 149 days		$	%
150 — 179 days		$	%
180+ days		$	%

Total		$	%

7.	Investor Principal Charge-Offs on this Distribution Date [3]

		Amount	Rate
(a)	Gross Charge-offs (rate shown as an annualized percentage of Investor Principal Receivables at the Beginning of [Month][Year])	$	%

(b)	Recoveries (rate shown as an annualized percentage of Investor Principal Receivables at the Beginning of [Month][Year])	$	%

(c)	Net Charges-offs (rate shown as an annualized percentage of Investor Principal Receivables at the Beginning of [Month][Year])	$	%

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:

[1]	The Discover Card Master Trust I is required to maintain Principal Receivables greater than or equal to the Minimum Principal Receivables Balance. The Minimum Principal Receivables Balance is generally calculated by dividing the Investor Interest by 93%. If the Principal Receivables in the Master Trust are less than the Minimum Principal Receivables Balance, and Discover Bank fails to assign sufficient Receivables to eliminate the deficiency, then an amortization event would occur. This would also cause an early redemption event for the notes issued by Discover Card Execution Note Trust.

[2]	Only the portion of Master Trust Collections required to be deposited under the Master Trust’s Required Daily Deposit provisions will typically be deposited in the Master Trust Collections Account each month, and these required amounts may vary markedly from month to month depending on whether any Investor Certificates or Notes are maturing on the following distribution date (in which case additional Principal Collections are retained in such account). Accordingly, the amount deposited in the account is not meaningful as an indicator of Master Trust performance.

[3]	For purposes of allocations to investors, all recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

B-3